Exhibit 10.7

2015 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

OF

NOBLE ENERGY, INC.

2016 STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of                     , by and between NOBLE ENERGY, INC., a Delaware corporation (the “Company”), and                                          (“Director”).

WHEREAS, the Company’s Board of Directors, acting under the 2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc. as amended and restated effective October 20, 2015 (the “Plan”), has determined that it is desirable to grant an option to purchase shares of Common Stock to Director, who is a Non-Employee Director of the Company;

NOW, THEREFORE, it is agreed as follows:

1. Grant of Option, Option Period and Terms of Exercise of Option. Subject to the terms and conditions hereinafter set forth, the Company hereby grants to Director the option to purchase              shares of Common Stock at the price of $             per share. This option shall be exercisable for a period commencing one year from the date of this Agreement and terminating on the expiration of ten years from the date of this Agreement; provided, however, that:

(a) If Director experiences a Termination for Cause, this option shall automatically terminate and be of no further force or effect as of the date Director’s directorship terminated;

(b) If Director dies or becomes disabled (within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended, as determined by the Board of Directors in its discretion) while a member of the Board of Directors, or Director ceases to be a regular member of the Board of Directors because of age in accordance with the mandatory retirement provisions of Article III of the By-Laws of the Company, this option shall become exercisable in full and may be exercised prior to the earlier of (i) the expiration of five years after such death or disability, or (ii) the expiration of the exercise period applicable to this option, but not thereafter, by Director, the executor or administrator of the estate of Director, or by the person or persons who shall have acquired this option by bequest or inheritance or permitted transfer, as the case may be;

(c) If the directorship of Director terminates within the exercise period applicable to this option for any reason other than a reason specified in subparagraphs (a), (b) and (d) of this paragraph 1, this option may be exercised, to the extent Director was able to do so at the date of termination of the directorship, prior to the earlier of (i) the expiration of five years after such termination, or (ii) the expiration of the exercise period applicable to such Option, but not thereafter; or

(d) In accordance with the provisions of Section 6.01 of the Plan, in the event of a Change in Control while Director is a member of the Board of Directors, followed by the involuntary termination of Director’s membership on the Board of Directors, including a failure to re-nominate Director for election to the Board of Directors, for reasons other than a Termination for Cause within the 24-month period following the date of such Change in Control, this option shall become exercisable in full and may be exercised prior to the expiration of the exercise period applicable to this option, but not thereafter.

This option is a nonqualified stock option and will not be treated as an incentive stock option qualified under Section 422 of the Internal Revenue Code of 1986, as amended.

3. Agreement of Director Regarding Directorship. Director hereby agrees to continue to serve the Company as a director for a period of at least one year from the date hereof at the retainer rate and fee schedule in effect as of the date hereof or at such changed rate or schedule as the Company from time to time may establish, unless Director dies or becomes disabled or subject to the mandatory retirement provisions of Article III of the By-laws of the Company.

4. Requirement of Directorship. Except as provided in paragraph 1 hereof, the option granted hereby may not be exercised unless Director is at the time of exercise serving as a member of the Board of Directors.

5. Exercise of Option. This option may be exercised by written notice signed by Director and delivered to the President of the Company or sent by United States registered or certified mail, postage prepaid, addressed to the Company (for the attention of its President) at its corporate office in Houston, Texas. Such notice shall state the number of shares as to which the option is exercised and shall be accompanied by the full amount of the purchase price of such shares in accordance with Section 3.02(d) of the Plan. Any such notice shall be deemed given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated. Promptly after demand by the Company, Director shall pay to the Company an amount equal to any applicable withholding taxes due in connection with the exercise of this option. Payment of the purchase price of the shares and payment of any applicable withholding taxes can be accomplished under the broker-assisted exercise program administered by the Company’s designee, if any, then in effect.

6. Delivery of Certificates Upon Exercise of Options. Delivery of a certificate or certificates representing the purchased shares of common stock of the Company shall be made promptly after receipt of notice of exercise and payment of the purchase price and the amount of any withholding taxes to the Company, if required, provided that the Company shall have such time as it reasonably deems necessary to qualify or register such shares under any law or governmental rule or regulation or list such shares on any exchange that it deems desirable or necessary.

7. Adjustments Upon Change in Common Stock. In the event that before delivery by the Company of all the shares in respect of which this option is hereby granted, the Company shall have effected a common stock split or dividend payable in common stock, or the outstanding common stock of the Company shall have been combined into a smaller number of shares, the shares still subject to the option hereby granted shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares outstanding, and the purchase price per share shall be decreased or increased so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, it is agreed that the Board of Directors shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares still subject to the option hereby granted.

8. Transferability. The option evidenced hereby is not transferable by Director other than (i) by will or the laws of descent and distribution or (ii) to a Permitted Transferee in accordance with the provisions of the Plan.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its principles of conflict of laws.

10. Subject to Plan. This Agreement and the option evidenced hereby are subject to all of the terms and conditions of the Plan as amended from time to time. In the event of any conflict between the terms and conditions of the Plan and those set forth in this Agreement, the terms and conditions of the Plan shall control. Capitalized terms not defined in this Agreement shall have the meaning set forth in the Plan.

11. Electronic Documentation. Any provision of this Agreement to the contrary notwithstanding, provisions in this Agreement setting forth a requirement for delivery of a written notice, agreement, consent, acknowledgement, or other documentation in writing, including a written signature, may be satisfied by electronic delivery of such notice, agreement, consent, acknowledgement, or other documentation, in a manner that the Board of Directors has prescribed or that is otherwise acceptable to the Board of Directors, provided that evidence of the intended recipient’s receipt of the electronic delivery is available to the Board of Directors and that such delivery is not prohibited by applicable laws and regulations.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NOBLE ENERGY, INC.

By
David L. Stover
President and CEO

DIRECTOR:

<<Name>>

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